EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the use in the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission of our report dated August 19, 2004 on the financial statements of Royal Savings Bank for the year ended June 30, 2004. We also consent to the references to us under the headings "Royal Savings Bank's Conversion - Tax Aspects of the Conversion", "Experts", and "Legal and Tax Opinions" in this Registration Statement on Form SB-2.



                                              /s/ Crowe Chizek and Company LLC

Oak Brook, Illinois
September 17, 2004